UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 27, 2012

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 27, 2012, the Board of Directors of Extreme Networks, Inc. (“Extreme Networks” or the “Company”) appointed John Kurtzweil, Extreme Networks' Senior Vice President and Chief Financial Officer, to serve as its Principal Accounting Officer, replacing Margaret Echerd, the Company's Vice President and Corporate Controller. Ms. Echerd will continue to serve as the Company's Vice President and Corporate Controller.
Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On November 27, 2012, Extreme Networks held its annual meeting of stockholders (the “Annual Meeting”).

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting:

Proposal 1 - Election of six directors for a one-year term:

	For	Withheld
Edward Meyercord III	59,650,592	3,577,297
John Kispert	62,478,260	759,629
Oscar Rodriguez	52,622,129	10,615,760
Harry Silverglide	62,467,310	770,579
Maury Austin	62,467,670	770,219
Edward Terino	62,468,610	769,279

Proposal 2 - Extension to the term of the Amended and Restated Shareholders Rights Plan for an additional year until April 30, 2014:

	For	Against	Abstain	Broker Non-Votes
Votes	59,648,954	3,572,188	16,747	17,658,284

Proposal 3 - Non-binding advisory resolution to approve executive compensation:

	For	Against	Abstain	Broker Non-Votes
Votes	59,450,802	3,445,649	341,438	17,658,284

Proposal 4 - Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Extreme Networks' independent auditors for the fiscal year ending June 30, 2013:

	For	Against	Abstain	Broker Non-Votes
Votes	80,436,745	408,334	51,094	—

Item 8.01. Other Events.

On November 27, 2012, the Compensation Committee of the Board of Directors of the Company approved new compensation arrangements for the outside director of the Company. While the annual cash retainer payable to outside directors for service on the Board of Directors remained the same, retainers paid for service on committees of the Board of Directors were generally reduced. The current arrangements are as follows:

•
Annual Equity Grant: Changed from a fixed amount of 15,000 options and 5,000 restricted stock units (RSU's) to an annual grant of RSUs with a fixed value of $95,000 determined by dividing such amount by the closing price of the common stock of the Company on the date of grant, which shall be the date of the Company's annual meeting of stockholders, rounded down to the nearest whole share. Such annual equity grants shall vest upon the earlier of the first anniversary of grant or the next annual meeting of stockholders of the Company (the “Annual Equity Grant”).

•
Initial Equity Grant: A set amount for an initial equity grant to newly elected directors is eliminated. As a replacement, the Annual Equity Grant for the year in which a director joins the Board of Directors shall be pro-rated for such new director's period of service in that year.

•	Annual Cash Retainer for Committee Chairs:
Audit Committee: $20,000, reduced from $30,000;
Compensation Committee: $15,000, reduced from $20,000; and
Nominating and Corporate Governance Committee: $10,000, unchanged.

•	Annual Cash Retainer for Committee Members:
Audit Committee: $10,000, decreased from $20,000;
Compensation Committee: $10,000, unchanged and
Nominating and Corporate Governance Committee: $5,000, reduced from $10,000.

•	Additional Annual Cash Retainer for the Chairman of the Board: $40,000, increased from $30,000.

•	Annual Cash Retainer for each Outside Director: $40,000, unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 3, 2012

EXTREME NETWORKS, INC.

By:	/s/ JOHN KURTZWEIL
John Kurtzweil
Senior Vice President and Chief Financial Officer